THIS NOTE AND THE EQUITY SECURITIES INTO WHICH THIS NOTE MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE UNITED STATES FEDERAL, STATE AND FOREIGN SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

TRANSFER OF THIS NOTE AND THE EQUITY SECURITIES INTO WHICH THIS NOTE MAY BE CONVERTED ARE RESTRICTED PURSUANT TO THE STOCKHOLDERS AGREEMENT DATED AS OF MAY 29, 2002, BY AND AMONG AUDIOVOX CORPORATION, TOSHIBA CORPORATION AND AUDIOVOX COMMUNICATIONS CORP., COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF AUDIOVOX COMMUNICATIONS CORP.

                          AUDIOVOX COMMUNICATIONS CORP.
             NON-NEGOTIABLE SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$8,106,667

                                                                    May 31, 2002

     For value received, Audiovox Communications Corp., a Delaware corporation ("ACC"), promises to pay to Toshiba Corporation, a Japanese corporation (the "HOLDER"), or to the Holder's successors or assigns, the principal amount of Eight Million One Hundred Six Thousand Six Hundred Sixty-Seven Dollars ($8,106,667) in accordance with the terms of this Subordinated Convertible Promissory Note (this "NOTE").

     1. INTEREST. This Note shall bear interest at a per annum rate equal to 1.75%, computed on the basis on the actual number of days elapsed and a year of 365 days. Interest hereunder shall be payable annually on May 31 of each year, commencing May 31, 2003.

     2. MATURITY. Subject to Sections 4 and 5, the unpaid principal amount hereof shall be due and payable on May 31, 2007 (the "MATURITY DATE"), together with all interest then accrued and unpaid hereunder; provided that if this Note has not been converted in full into Convertible Shares pursuant to Section 4 on or prior to May 31, 2007, the Maturity Date shall be automatically extended until May 31, 2012 without any further action of ACC or the Holder. All payments hereunder (including pursuant to Section 4) shall be credited first against accrued and unpaid interest and then against principal.

     3. NO PREPAYMENT. Subject to Section 4, no prepayment of any amount under this Note may be made prior to the Maturity Date without the Holder's prior written consent.

                                  Exhibit 99.5
                                        1

     4. CONVERSION.

          (A) OPTIONAL CONVERSION. At any time and from time to time following the date hereof, the Holder shall have the right at its election to convert all or any portion of the unpaid principal amount hereof and the accrued and unpaid interest hereunder into a number of shares ("CONVERSION SHARES") of ACC's Class B Common Stock, no par value per share, equal to the amount hereunder to be converted divided by $773,818.19 (subject to adjustment as provided in Section 4(d), the "CONVERSION PRICE"); provided that (i) the Holder may not convert this Note under this Section 4(a) if, after giving effect to the proposed conversion, the outstanding shares of ACC capital stock held by the Holder would exceed 25% of the total outstanding shares of ACC capital stock and (ii) prior to and in connection with such conversion, Borrower may pay in cash all or any portion of the accrued and unpaid interest hereunder.

          (B) MANDATORY CONVERSION. ACC may require the Holder to convert all or any portion of the unpaid principal amount hereof and the accrued and unpaid interest hereunder into a number of Conversion Shares equal to the amount hereunder to be converted divided by the Conversion Price if, after giving effect to the proposed conversion, the outstanding shares of ACC capital stock held by the Holder would not exceed 25% of the total outstanding shares of ACC capital stock.

          (C) PROCEDURE FOR CONVERSION. In connection with any conversion of this Note, the Holder shall deliver written notice of the conversion to ACC at its principal office, specifying the amount hereunder to be converted, and together with the original Note, duly endorsed for conversion. ACC shall, as soon as practicable thereafter, issue and deliver to the Holder a certificate or certificates for the Conversion Shares to be issued to the Holder, together with a Note in the form hereof in the principal amount of any unconverted and outstanding portion of this Note following the conversion.

          (D) ADJUSTMENT TO CONVERSION PRICE. The Conversion Price shall be subject to appropriate adjustment so as to protect the rights of the Holder upon the occurrence on or after the date hereof of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, merger, combination, consolidation or other similar transaction affecting the capital stock of ACC. Upon each occurrence of any event described in the immediately preceding sentence, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by ACC) so that the Holder, upon any conversion, shall be entitled to receive the number of shares of ACC capital stock or other property, including cash or securities, that the Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Note been converted immediately prior to the date of such event, or if such event has a record date, then the record date applicable to such event. An adjustment made pursuant to this Section shall become effective retroactively to the close of business on the day upon which the applicable event is consummated.

          (E) CONVERSION SHARES. ACC covenants and agrees that, so long as any amount owing under this Note remains outstanding, ACC shall reserve and keep available for issue upon conversion of this Note such number of ACC's authorized but

                                  Exhibit 99.5
                                        2
     unissued shares of capital stock as will be sufficient to permit the conversion in full of this Note. All Conversion Shares that are issued upon conversion of this Note shall be duly and validly issued, fully paid and nonassessable and free and clear of any liens, claims and restrictions.

     5. ACCELERATION. The entire unpaid principal amount hereof and all accrued and unpaid interest hereunder shall become automatically and immediately due and payable without any notice, demand or other action by the Holder upon the occurrence of any of the following:

          (A) ACC commences a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for ACC or any substantial part of its property, or taking possession by any such official in any involuntary case or other proceeding commenced against ACC, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or takes any corporate action to authorize any of the foregoing; or

          (B) An involuntary case or other proceeding is commenced against ACC seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for ACC or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of one hundred twenty (120) days.

     6. SUBORDINATION.

          (A) The Holder of this Note, for itself and its successors and assigns, agrees that this Note and the obligations represented thereby (the "SUBORDINATED OBLIGATIONS") shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness hereinafter defined. The term "Senior Indebtedness" means (a) all indebtedness of ACC, including the principal of and premium, if any, and interest on such indebtedness whether outstanding on the date of this Note or thereafter created, (i) for borrowed money, together with all amounts for fees and expenses and other amounts due to any banks or like financial institutions, (ii) constituting purchase money indebtedness for the payment of which ACC is directly or contingently liable, (iii) constituting reimbursement obligations under bank letters of credit and standby letters of credit, (iv) under steamship guarantees and airway releases, (v) under any lease of real or personal property, whether outstanding on the date of execution of this Note or thereafter created, incurred or assumed, which obligations are capitalized on the books of ACC in accordance with generally accepted accounting principles, (vii) for accounts payable, accrued expenses and taxes payable,
     (viii) relating to indebtedness of others of the kinds referred to in the foregoing clauses (i) through (vii) guaranteed or assumed, directly or indirectly, by ACC, and (b) any modifications, refundings, deferrals, renewals or extensions of any such Senior Indebtedness, or securities, notes, debentures or other evidences of indebtedness issued in exchange for such Senior Indebtedness. As used in the preceding sentence the term

                                  Exhibit 99.5
                                        3

     "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other similar instrument (whether or not secured by a lien or other security interest) given in connection with the acquisition of any business, properties or assets of any kind acquired by ACC or any subsidiary.

          (B) Except as set forth in Section 1 and subject to Section 4, no payment in respect of the Subordinated Obligations (including, without limitation, at any time after the Subordinated Obligations shall have been declared due and payable prior to the Maturity Date) or any judgment with respect thereto shall be made by or on behalf of ACC until the Senior Indebtedness shall have been paid in full and the Holder of this Note shall not make any demand for such payment; provided that this Section 6 shall not restrict the right of the holders of the Subordinated Obligations to receive payment thereon upon the stated Maturity Date thereof, except with respect to any Senior Indebtedness that is due and owing (whether by maturity, acceleration or otherwise) or with respect to which ACC is in default on such stated Maturity Date. For purposes of this Note, "payment in full" and "paid in full" as used with respect to any Senior Indebtedness, means the receipt of cash equal to the amount of all such Senior Indebtedness, or the receipt of cash equivalents in an equal amount reasonably satisfactory to such holders of Senior Indebtedness or such payment in full shall have been duly provided for in a manner satisfactory to such holders of Senior Indebtedness in the sole discretion of such holders.

          (C) In the event that notwithstanding the foregoing provisions of this
     Section 6, any holder of Subordinated Obligation shall have received any payment or distribution with respect to the Subordinated Obligation contrary to the foregoing provisions of this Section 6, then and in any such event such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered by such holder to, as the case may be, the holders of the Senior Indebtedness remaining unpaid for application to the payment of the Senior Indebtedness remaining unpaid. The subordination provisions in this Section 6 are for the benefit of and shall be enforceable directly by the holders of Senior Indebtedness and each such holder of Senior Indebtedness shall be deemed to have acquired such Senior Indebtedness in reliance upon the subordination provisions in this Section 6. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or omission in good faith by any such holder, or by any noncompliance by ACC with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

          (D) In no event shall any term or condition in this Note be amended or otherwise modified without the consent of the Required Lenders under (and as defined in) the Fourth Amended and Restated Credit Agreement, dated as of July 28, 1999, among Audiovox Corporation, the Lenders parties thereto and JPMorgan Chase Bank, as administrative agent and collateral agent (as amended, supplemented, otherwise modified or refinanced, refunded, renewed or extended). In the event that any payment or any part thereof of any Senior Indebtebtedness is rescinded or must otherwise be restored or returned to the holder of such Senior Indebtedness upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of ACC or upon or as a result of the appointment

                                  Exhibit 99.5
                                        4
of a receiver, intervenor or conservator or, trustee or similar officer for ACC or any substantial part of any of its property, or otherwise, the holders of the Senior Indebtedness shall be entitled to the full benefits of the subordination provisions of this Section 6 and such subordination provisions shall be reinstated, all as though such payments had not been made. The provisions set forth in this Section 6 shall (i) remain in full force and effect until payment is made in full of all of the Senior Indebtedness, in cash, or such payment is duly provided for in a manner satisfactory to the holders of the Senior Indebtedness, (ii) be binding upon the holders of Subordinated Obligations, ACC and their respective successors, transferees and assigns, and (iii) inure to the benefit of, and be enforceable directly by, each of the holders of Senior Indebtedness and their respective successors, transferees and assigns.

     7. GOVERNING LAW. This Note shall be construed and interpreted in accordance with and governed by the laws of the State of New York, U.S.A., including, without limitation, Section 5-1401 of the General Obligations Law of the State of New York (without regard to the choice of law provisions thereof).

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]







                                  Exhibit 99.5
                                        5

     IN WITNESS WHEREOF, ACC has caused its duly authorized representative to execute this Non-Negotiable Subordinated Convertible Promissory Note as of the date first above written.

                                     AUDIOVOX COMMUNICATIONS

                                     CORPORATION,

                                     a Delaware corporation

                                     By:   s/ Philip Christopher
                                           -----------------------------------
                                           Name:  Philip Christopher
                                           Title:  Chief Executive Officer



                                  Exhibit 99.5
                                        6